UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024 (April 10, 2024)

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1319 Marquette Drive

Romeoville, Illinois 60446

(Address of Principal Executive Offices) (Zip Code)

(630) 771-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Settlement Agreement (as defined below), on April 10, 2024, Nanophase Technologies Corporation (“Nanophase”) and BASF Corporation (“BASF”) entered into an Amendment No. 5 (the “Amendment”) to Zinc Oxide Supply Agreement, dated as of September 16, 1999, as amended (the “Agreement”), and a Binding Memorandum of Understanding regarding Nanophase using its commercially reasonable efforts to develop a modified zinc oxide product for BASF’s exclusive purchase under the Agreement (the “Modified Product MOU”). The Amendment includes provisions (a) amending the exclusivity section of the Agreement to provide that (i) BASF has the exclusive right to use zinc oxide materials that Nanophase develops, makes, or sells to BASF as an ingredient for uses designated under the Agreement (the “Field”), and (ii) Nanophase or its affiliates, including its subsidiary, Solésence, LLC (“Solésence”), can supply and sell both certain finished products containing zinc oxide for use in the Field to customers anywhere in the world and certain zinc oxide dispersions that Nanophase developed or develops for a particular customer, and (b) amending the provisions of the Agreement concerning order forecasting and procedures, operational planning, inventory and capacity requirements, and periodic facility shutdown arrangements, to more effective serve each party’s business needs with respect to all product that BASF purchases from Nanophase under the Agreement.

Item 7.01. Regulation FD Disclosure.

On April 11, 2024, Nanophase issued a press release related to the Amendment and the Settlement Agreement. A copy of that press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Item 9.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As previously reported, on August 9, 2022, BASF filed a complaint (the “Complaint”) in the Superior Court of New Jersey (“SCNJ”) alleging claims including that Nanophase breached the exclusivity provisions of the Agreement by selling zinc oxide to entities other than BASF. On February 28, 2023, Nanophase answered BASF’s Complaint, denying all wrongdoing and filed counterclaims, including a request for a declaration that contrary to BASF’s views, the exclusivity provision of the Agreement does not apply to all products containing zinc oxide as an ingredient for uses in the Field nor does the exclusivity provision prohibit Nanophase’s sales through Solésence of products containing zinc oxide as an ingredient (BASF Corp. v. Nanophase Technologies Corp., Docket No. MRS-L-1396-22 (Sup. Ct. Law Div. N.J.)) (the “New Jersey Litigation”).

Following certain discovery and the parties’ extensive negotiations, Nanophase and BASF entered into a Settlement Agreement and General Release on April 10, 2024 (the “Settlement Agreement”), providing for settlement of the New Jersey Litigation and resolution of the parties’ disputes. Under the Settlement Agreement, Nanophase and BASF agreed to enter into the Amendment in exchange for (i) a mutual release of all claims related to the New Jersey Litigation and any claims based on similar facts or legal theories (collectively, the “Claims”), (ii) the filing of a Stipulation of Dismissal with the SCNJ within five business days after the effective date of the Settlement Agreement voluntarily dismissing the New Jersey Litigation with prejudice, (iii) mutual covenants by Nanophase and BASF not to sue the other party for the Claims, (iv) Nanophase and BASF on entering into the Modified Product MOU, (v) mutual indemnification as to certain claims arising out of the making, use, purchase, sale, or development of products in connection with the Modified Product MOU, and (vi) provisions regarding confidentiality of settlement terms and other customary settlement terms.

The descriptions of the terms and conditions of the Amendment and the Settlement Agreement do not purport to be complete and are qualified in their entirety by the full text of the Amendment and the Settlement Agreement, which are filed as exhibits to this Current Report on Form 8-K.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. For such statements, Nanophase claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Nanophase’s expectations. Additional factors that could cause actual results to differ materially from those stated or implied by Nanophase’s forward-looking statements are disclosed in the Nanophase’s reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Amendment No. 5, effective as of April 10, 2024, to Zinc Oxide Supply Agreement, dated as of September 16, 1999, between Nanophase Technologies Corporation and BASF Corporation.*
99.1	Press Release, dated April 11, 2024.
99.2	Settlement Agreement and General Release, dated April 10, 2024, between Nanophase Technologies Corporation and BASF Corporation.*
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

* Confidential portions of this exhibit have been redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2024

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ JESS JANKOWSKI
Name: Jess Jankowski
Title: Chief Executive Officer